Exhibit 99.1 PRESS RELEASE, DATED NOVEMBER 9, 2016, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE SECOND QUARTER FISCAL 2017

EnerSys Reports Second Quarter Fiscal 2017 Results
Reading, PA, USA, November 9, 2016 -- EnerSys (NYSE: ENS) the global leader in stored energy solutions for industrial applications, announced today results for its second quarter of fiscal 2017, which ended on October 2, 2016.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the second quarter of fiscal 2017 were $45.6 million, or $1.04 per diluted share, including an unfavorable highlighted net of tax impact of $4.8 million or $0.11 per share from cash and non-cash charges and credits from our restructuring plans and other highlighted items described in further detail in the tables reconciling non-GAAP adjusted financial measures to reported amounts.

The Net earnings of $1.04 per diluted share compares to Net earnings of $0.87 per diluted share for the second quarter of fiscal 2016, which included an unfavorable highlighted net of tax impact of $4.7 million or $0.10 per share from cash and non-cash charges and credits from our restructuring plans and other highlighted items.

Excluding these highlighted items, adjusted Net earnings per diluted share for the second quarter of fiscal 2017, on a non-GAAP basis, were $1.15, which exceeded the guidance of $1.06 to $1.10 per diluted share given by the Company on August 10, 2016. These earnings compare to the prior year second quarter adjusted Net earnings of $0.97 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information which include tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters and six months ended October 2, 2016 and September 27, 2015.

Net sales for the second quarter of fiscal 2017 were $576.0 million, an increase of 1% from the prior year second quarter net sales of $569.1 million and a 4% sequential quarterly decrease from the first quarter of fiscal 2017 net sales of $600.6 million. The 1% increase compared to the prior year quarter was largely the result of a 2% increase in organic volume and a 1% increase from acquisitions, partially offset by a 2% decrease due to foreign currency translation impact.

The Company’s operating results for its business segments for the second quarters of fiscal 2017 and 2016 are as follows:

	Quarter ended
	($ millions)
	October 2, 2016	September 27, 2015
Net sales by segment
Americas	$324.8	$322.5
EMEA	180.6	189.4
Asia	70.6	57.2

Total net sales	$576.0	$569.1

Operating earnings
Americas	$50.3	$49.4
EMEA	17.0	17.1
Asia	3.6	0.1
Inventory write-off relating to exit activities - EMEA	(2.6)	—
Restructuring and other exit charges - EMEA	(4.6)	(1.9)
Restructuring charges - Asia	(0.3)	(0.7)
Competition investigations and related legal charges - EMEA	—	(4.0)
Reversal of legal accrual, net of fees - Americas	—	0.8
ERP system implementation - Americas	(0.4)	(1.0)
Acquisition activity expense - EMEA	(0.1)	—
Acquisition activity expense - Asia	—	(0.2)

Total operating earnings	$62.9	$59.6
EMEA - Europe, Middle East and Africa

Net earnings for the six months of fiscal 2017 were $90.2 million, or $2.06 per diluted share, including an unfavorable net of tax impact of $10.3 million or $0.23 per share from cash and non-cash charges and credits from our restructuring plans and other highlighted items described in further detail in the tables reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the six months of fiscal 2016 were $88.4 million, or $1.91 per diluted share, including an unfavorable net of tax impact of $3.0 million or $0.06 per share from cash and non-cash charges and credits from our restructuring plans and other highlighted items.

Adjusted Net earnings for the six months of fiscal 2017, on a non-GAAP basis, were $2.29 per diluted share. This compares to the prior year six months adjusted Net earnings of $1.97 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company's use of non-GAAP adjusted financial information.

Net sales for the six months of fiscal 2017 were $1,176.6 million, an increase of 4% from the net sales of $1,131.2 million in the comparable period in fiscal 2016. The 4% increase was largely the result of a 4% increase in organic volume and a 2% increase from acquisitions, partially offset by a 2% decrease due to foreign currency translation impact.

The Company's operating results for its business segments for the six months of fiscal years 2017 and 2016 are as follows:

	Six months ended
	($ millions)
	October 2, 2016	September 27, 2015
Net sales by segment
Americas	$654.5	$639.5
EMEA	377.7	386.1
Asia	144.4	105.6

Total net sales	$1,176.6	$1,131.2

Operating earnings
Americas	$101.0	$95.7
EMEA	36.8	37.7
Asia	7.8	0.1
Restructuring charges - Americas	(0.9)	(0.6)
Inventory write-off relating to exit activities - EMEA	(2.6)	—
Restructuring and other exit charges - EMEA	(4.9)	(2.5)
Restructuring charges - Asia	(0.4)	(0.7)
Competition investigations and related legal charges - EMEA	—	(4.0)
Reversal of legal accrual, net of fees - Americas	—	0.8
Gain on sale of facility - Asia	—	4.3
ERP system implementation - Americas	(7.7)	(1.8)
Acquisition activity expense - Americas	(0.1)	(0.2)
Acquisition activity expense - EMEA	(0.1)	—
Acquisition activity expense - Asia	—	(0.2)

Total operating earnings	$128.9	$128.6

“I am pleased with the results of the second quarter,” stated David M. Shaffer, Chief Executive Officer of EnerSys. “Even though we experienced second quarter records in adjusted gross profit, gross margin, operating margin and earnings per share, I know there remains room to improve our business. As we embark on our Lean journey, increased profitability will be driven by eliminating waste, increasing productivity, driving organic growth through cycle time compression and reducing costs to offset the recent increases in commodity prices. Our third quarter guidance for non-GAAP adjusted Net earnings per share is $1.12 to $1.16, which excludes an expected charge of $0.13 from our ongoing restructuring programs and acquisition expenses.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measure “adjusted Net Earnings” in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts Net Earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets and those charges and credits that are not directly related to operating unit performance, such as fees and expenses related to acquisition activities, stock-based compensation of senior executives, significant legal proceedings, ERP system implementation and tax valuation allowance changes. Because these charges are not incurred as a result of ongoing operations or are incurred as a result of a potential or previous acquisition, they are not a helpful measure of the performance of our underlying business particularly in light of their unpredictable nature. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for Net Earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net Earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts. Non-GAAP adjusted Net Earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	October 2, 2016		September 27, 2015
	(in millions, except share and per share amounts)
Net Earnings reconciliation
As reported Net Earnings	$45.6		$40.0
Non-GAAP adjustments, net of tax:
Restructuring and other exit charges	7.0	(1)	2.0	(1)
ERP system implementation	0.3	(2)	0.6	(2)
Legal proceedings charge / (reversal of legal accrual, net of fees)	—		2.9	(3)
Acquisition activity expense	0.1	(5)	0.2	(5)
Noncontrolling partner's share of restructuring and exit charges	(2.6)	(6)	—
Tax benefit related to stock-based compensation of senior executives	—		(1.0)	(7)
Non-GAAP adjusted Net Earnings	$50.4		$44.7

Outstanding shares used in per share calculations
Basic	43,426,955		44,944,027
Diluted	43,949,543		46,005,399

Non-GAAP adjusted Net Earnings per share:
Basic	$1.16		$1.00
Diluted	$1.15		$0.97

Reported Net Earnings per share:
Basic	$1.05		$0.89
Diluted	$1.04		$0.87
Dividends per common share	$0.175		$0.175

The following table provides the regional allocation of the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	October 2, 2016		September 27, 2015
	Pre-tax	Net of tax	Pre-tax	Net of tax
	($ millions)		($ millions)
(1) Inventory write-off relating to exit activities - EMEA - (South Africa joint venture)	$2.6	$2.6	$—	$—
(1) Restructuring and other exit charges - EMEA	4.6	4.1	1.9	1.3
(1) Restructuring charges - Asia	0.3	0.3	0.7	0.7
(2) ERP system implementation - Americas	0.4	0.3	1.0	0.6
(3) Competition investigations and related legal charges - EMEA	—	—	4.0	3.4
(3) Reversal of legal accrual, net of fees - Americas	—	—	(0.8)	(0.5)
(5) Acquisition activity expense - EMEA	0.1	0.1	—	—
(5) Acquisition activity expense - Asia	—	—	0.2	0.2
(6) Noncontrolling partner's share of restructuring and exit charges - EMEA - (South Africa joint venture)	—	(2.6)	—	—
(7) Tax benefit related to stock-based compensation of senior executives	—	—	(1.0)	(1.0)
Total Non-GAAP adjustments	$8.0	$4.8	$6.0	$4.7

EMEA - Europe, Middle East and Africa

	Six months ended
	October 2, 2016		September 27, 2015
	(in millions, except share and per share amounts)
Net Earnings reconciliation
As reported Net Earnings	$90.2		$88.4
Non-GAAP adjustments, net of tax:
Restructuring and other exit charges	7.8	(1)	2.9	(1)
ERP system implementation	4.9	(2)	1.1	(2)
Legal proceedings charge / (reversal of legal accrual, net of fees)	—		2.9	(3)
Gain on sale of facility	—		(3.3)	(4)
Acquisition activity expense	0.2	(5)	0.4	(5)
Noncontrolling partner's share of restructuring and exit charges	(2.6)	(6)	—
Tax benefit related to stock-based compensation of senior executives	—		(1.0)	(7)
Non-GAAP adjusted Net Earnings	$100.5		$91.4

Outstanding shares used in per share calculations
Basic	43,348,449		44,588,971
Diluted	43,889,678		46,380,887

Non-GAAP adjusted Net Earnings per share:
Basic	$2.32		$2.05
Diluted	$2.29		$1.97

Reported Net Earnings per share:
Basic	$2.08		$1.98
Diluted	$2.06		$1.91
Dividends per common share	$0.35		$0.35

The following table provides the regional allocation of the non-GAAP adjustments shown in the reconciliation above:

	Six months ended
	October 2, 2016		September 27, 2015
	Pre-tax	Net of tax	Pre-tax	Net of tax
	($ millions)		($ millions)
(1) Restructuring charges - Americas	$0.9	$0.5	$0.6	$0.4
(1) Inventory write-off relating to exit activities - EMEA - (South Africa joint venture)	2.6	2.6	—	—
(1) Restructuring and other exit charges - EMEA	4.9	4.3	2.5	1.8
(1) Restructuring charges - Asia	0.4	0.4	0.7	0.7
(2) ERP system implementation - Americas	7.7	4.9	1.8	1.1
(3) Competition investigations and related legal charges - EMEA	—	—	4.0	3.4
(3) Reversal of legal accrual, net of fees - Americas	—	—	(0.8)	(0.5)
(4) Gain on sale of facility - Asia	—	—	(4.3)	(3.3)
(5) Acquisition activity expense - Americas	0.1	0.1	0.2	0.2
(5) Acquisition activity expense - EMEA	0.1	0.1	—	—
(5) Acquisition activity expense - Asia	—	—	0.2	0.2
(6) Noncontrolling partner's share of restructuring and exit charges - EMEA - (South Africa joint venture)	—	(2.6)	—	—
(7) Tax benefit related to stock-based compensation of senior executives	—	—	(1.0)	(1.0)
Total Non-GAAP adjustments	$16.7	$10.3	$3.9	$3.0

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	October 2, 2016	September 27, 2015
Net sales	$576.0	$569.1
Gross profit	161.3	155.0
Operating expenses	93.5	89.6
Restructuring and other exit charges	4.9	2.6
Legal accrual / (reversal of legal accrual, net of fees)	—	3.2
Operating earnings	62.9	59.6
Earnings before income taxes	58.0	53.8
Net earnings attributable to EnerSys stockholders	$45.6	$40.0

Net earnings per common share attributable to EnerSys stockholders:
Basic	$1.05	$0.89
Diluted	$1.04	$0.87
Dividends per common share	$0.175	$0.175
Weighted-average number of common shares used in per share calculations:
Basic	43,426,955	44,944,027
Diluted	43,949,543	46,005,399

	Six months ended
	October 2, 2016	September 27, 2015
Net sales	$1,176.6	$1,131.2
Gross profit	327.6	305.4
Operating expenses	192.5	174.1
Restructuring and other exit charges	6.2	3.8
Legal accrual / (reversal of legal accrual, net of fees)	—	3.2
Gain on sale of facility	—	(4.3)
Operating earnings	128.9	128.6
Earnings before income taxes	117.0	115.8
Net earnings attributable to EnerSys stockholders	$90.2	$88.4

Net earnings per common share attributable to EnerSys stockholders:
Basic	$2.08	$1.98
Diluted	$2.06	$1.91
Dividends per common share	$0.35	$0.35
Weighted-average number of common shares used in per share calculations:
Basic	43,348,449	44,588,971
Diluted	43,889,678	46,380,887

EnerSys also announced that it will host a conference call to discuss the Company's second quarter fiscal year 2017 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, November 10, 2016 at 9:00 a.m., Eastern Time, will be hosted by David M. Shaffer, Chief Executive Officer, and Michael J. Schmidtlein, Chief Financial Officer.

The call will also be Webcast on EnerSys' website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:

Date:	Thursday, November 10, 2016
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	94560560

A replay of the conference call will be available from 12:00 p.m. on November 10, 2016 through midnight on December 10, 2016.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	94560560

For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from either its cash dividend or its stock buy back programs, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," including "Forward-Looking Statements," set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2016. No undue reliance should be placed on any forward-looking statements.